Exhibit 10.1

Execution Copy

EMPLOYMENT AGREEMENT

AGREEMENT, dated as of this 12th day of April, 2007, by and between the Seneca Gaming Corporation (the “Parent”), a governmental instrumentality of the Seneca Nation of Indians of New York (the “Nation”) with its principal place of business in the State of New York and E. Brian Hansberry (“Executive”).

WHEREAS, Executive and the Seneca Niagara Falls Gaming Corporation, a wholly-owned subsidiary of Parent (“SNFGC”) entered into an employment agreement, effective as of August 28, 2006 (the “Original Employment Agreement”), pursuant to which Executive served as the General Manager of the Seneca Niagara Casino and Hotel;

WHEREAS, Parent and Executive now desire that Executive serve as the interim President and Chief Executive Officer of Parent and each of its wholly-owned subsidiaries (collectively, the “Subsidiaries” and together with Parent, the “Employer”);

WHEREAS, Employer is in the process of conducting a limited search for an individual to serve as its permanent President and Chief Executive Officer, which search includes Employer’s consideration of Executive for such position;

WHEREAS, in the event that Parent does not select Executive as its permanent President and Chief Executive Officer, then Executive shall, at the time such permanent President and Chief Executive Officer takes office, resume his position as General Manager or assume the role of Chief Operating Officer (as mutually agreed upon by the parties) unless otherwise agreed upon; and

WHEREAS, the parties desire to amend and restate the Original Employment Agreement to set forth the terms and conditions of Executive’s continued relationship with and new position with the Employer as set forth in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.             Employment.  Employer hereby employs Executive as its Interim President and Chief Executive Officer.  Executive shall be responsible for the day-to-day operations of the Company, and shall have such authority and perform such duties as the Board of Directors may from time to time determine.

2.             Term.  The term of this Agreement shall commence on February 7, 2007 (the “Commencement Date”) and terminate on September 30, 2009 (the “Termination Date”), unless renewed by a subsequent written agreement of the parties.

3.             Compensation.

(a)                                  Employer shall pay Executive an initial salary of Three Hundred Sixty Thousand Dollars ($360,000) per year (“Base Compensation”).  Employer shall review said salary on an annual basis (prior to or in connection with the close of its fiscal year) at which time the Board of Directors shall determine in its sole discretion whether or not said salary shall be increased and the timing thereof.  Said salary shall be payable in periodic payments in accordance with Employer’s regular payroll practices.

(b)                                 Executive shall also receive a retention bonus for serving as interim President and Chief Executive Officer at an annual rate of Four Hundred Ninety-Five Thousand Dollars ($495,000) for the fiscal year ending September 30, 2007 and Five Hundred Thirty-Two Thousand Five Hundred Dollars ($532,500) for the fiscal year ending September 30, 2008, until such time as the permanent President and Chief Executive Officer takes office.  Such bonus amounts shall be prorated for periods shorter than twelve (12) months in duration and shall be payable in accordance with Employer’s regular payroll practices (but not less frequently than monthly).

(c)                                  Executive shall be provided with coverage under Employer’s employee benefit insurance programs and retirement programs, if any, at least equal to the coverage provided to other senior executive officers of Employer.

(d)                                 In the event that Employer selects Executive to be its permanent President and Chief Executive Officer, then the parties shall amend this Agreement or enter into a new agreement to reflect the change in Executive’s position, together with any other applicable changes to the terms and conditions of Executive’s employment, including compensation.

(e)                                  In the event that Employer does not select Executive to be its permanent President and Chief Executive Officer, then Executive shall, at the time such permanent President and Chief Executive Officer takes office, resume his duties as the General Manager of the Seneca Niagara Casino and Hotel or assume the position of Chief Operating Officer or such other senior executive position, with such duties and compensation as agreed upon by the parties, and as reflected in a new or amended employment agreement.

(f)                                    Should Executive become unable to perform the duties required under this Agreement as a result of temporary, documented medical disability, he shall be eligible to continue to receive his Base Compensation for a period of up to one hundred and eighty (180) days.

4.             Licensing Issues.  Executive represents to Employer that he shall maintain in good standing such licenses as may be required pursuant to the Nation-State Gaming Compact between the Seneca Nation of Indians and the State of New York (the “Compact”) and/or the Nation’s or Employer’s gaming ordinances as in effect on the date hereof, as may be necessary to enable him to engage in his employment hereunder.

5.             Termination.

(a)                                  Executive’s employment hereunder may be terminated by Parent only under the following circumstances and such termination by Parent shall be a termination with respect to each of the Subsidiaries, unless otherwise determined by the Board:

(i)                                     upon revocation or disapproval of the license required pursuant to the Compact, or upon disapproval by the National Indian Gaming Commission of the issuance of any license by the Nation pursuant to its own gaming ordinances, if either such action renders it unlawful for Executive to perform as Interim President and Chief Executive Officer of Employer, or if any event renders it unlawful for the Nation and/or Employer to continue to conduct casino gaming on Nation Territory.  For purposes of this Agreement, “Nation Territory” shall include current or future Nation territory where the Employer conducts or will conduct its gaming operations as of the date Executive’s employment is terminated.

(ii)                                  upon revocation or disapproval of such licenses for Executive as are required pursuant to the Compact and/or by the Nation’s or Employer’s gaming ordinances;

(iii)                               Executive shall commit an act constituting “Cause,” which is defined to mean an act of dishonesty by Executive intended to result in gain or personal enrichment of Executive or others at Employer’s expense, or the deliberate and intentional refusal by Executive (except by reason of disability) to perform his duties hereunder, or by acts constituting gross negligence in the performance of such duties;

(iv)                              Executive shall die or Employer shall for any reason within Employer’s or the Nation’s control permanently cease to conduct casino gaming on Nation Territory; or

(v)                                 Executive shall become unable to perform the duties and responsibilities set forth in this Agreement for a period of 180 days in any 365 day period by reason of long-term physical or mental disability.

(b)                                 If Executive’s employment should be terminated under Section 5(a) above (or any subsection), then Employer shall at that time pay Executive (or his estate, as applicable) Base Compensation earned through the date Executive is terminated, whereupon Employer shall have no further liability or obligation to Executive under this Agreement or otherwise.

(c)                                  If Executive’s employment should be terminated by Parent for any reason other than those specified in Section 5(a) above (it being understood that a purported termination for Cause which is contested by Executive and finally determined not to have been proper shall be treated as a termination under this Section 5(c)), then Employer shall: (i) pay Executive his Base Compensation earned, but unpaid, through the date Executive is terminated, (ii)  continue to pay Executive his Base Compensation in effect as of the date of termination for a period following his termination (the “Severance Period”) equal to the lesser of (A) eighteen (18) months or (B) the remainder of the period ending on the Termination Date, and (iii) to the extent elected by Executive, pay for the cost of (A) Executive’s premiums for continuation healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), and (B) the premiums for Exec-u-Care® or any similar executive medical reimbursement insurance plan maintained by Employer on the date Executive’s employment is terminated, for the lesser of (1) the Severance Period, (2) until Executive is no longer eligible for COBRA continuation coverage, or (3) until Executive obtains comparable healthcare benefits from any other employer during the Severance Period, whereupon Employer shall have no further liability or obligation to Executive under this Agreement or otherwise; provided, however, that Executive shall have a duty to mitigate damages as follows: during the Severance Period, Executive shall endeavor to mitigate damages by seeking employment with duties and salary comparable to those provided for herein, and if he shall obtain such employment, he shall reimburse Employer the amount of the compensation he has received from such other entity for such period, but not to exceed the amount of the compensation the Employer shall have paid him for such period.

(d)                                 Executive may terminate his employment for any reason upon one-hundred-twenty (120) days written notice to Parent.  If Executive terminates his employment pursuant to this Section 5(d), Employer shall pay Executive the Base Compensation earned through the date of termination, whereupon the Employer shall have no further liability or obligation to Executive under this Agreement or otherwise.

(e)                                  Executive acknowledges and agrees that the payments set forth in this Section 5 constitute liquidated damages for termination of his employment during the employment term and such liquidated damages shall be his only remedy with respect to any claim, including, without limitation, breach of contact, he may have under this Agreement and that prior to receiving any such payments under Section 5 and as a material condition thereof, Executive shall sign and agree to be bound by a general release of claims against Employer related to Executive’s employment (and termination of employment) with Employer in substantially the form as attached hereto as Exhibit A as may be modified by Employer in good faith to reflect changes in law or its employment practices.  Notwithstanding any other provision of this Agreement to the contrary, Executive acknowledges and agrees that other than any claim for the liquidated damages contemplated hereunder, he waives any rights to be awarded any other damages with respect to any claim he may have under this Agreement, including, without limitation, compensatory or punitive damages.

6.             Restrictive Covenants.

(a)                                  Executive acknowledges that:  (i) as a result of Executive’s employment  with the Employer, he will obtain secret, proprietary and confidential information concerning the business of the Employer, including, without limitation, business and marketing plans, strategies, employee lists, patron lists, operating procedures, business relationships (including persons, corporations or other entities performing services on behalf of or otherwise engaged in business transactions with the Employer), accounts, financial data, know-how, computer software and related documentation, trade secrets, processes, policies and/or personnel, and other information relating to the Employer (“Confidential Information”); (ii) the Confidential Information has been developed and created by Employer at substantial expense and the Confidential Information constitutes valuable proprietary assets and Employer will suffer substantial damage and irreparable harm which will be difficult to compute if, during the Restricted Period, Executive should enter a Competitive Business (as defined herein) in violation of the provisions of this Agreement; (iii) Employer will suffer substantial damage which will be difficult to compute if, during the Restricted Period, Executive should solicit or interfere with Employer’s employees or patrons, or should divulge Confidential Information relating to the business of Employer; (iv) the provisions of this Section 6 are reasonable and necessary for the protection of the business of Employer; (v) Employer would not have hired or employed Executive unless he signed this Agreement; and (vi) the provisions of this Agreement will not preclude Executive from other gainful employment.  “Competitive Business” shall mean any gaming establishment which provides to its patrons games of chance such as slot machines, card games, roulette, and similar games in the State of New York or within the 100 mile radius of Nation Territory.

(b)                                 Executive acknowledges and agrees that the unauthorized disclosure or misuse of Confidential Information will cause substantial damage to Employer.  Therefore, Executive agrees not to, at any time, either during the term of the Agreement or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm or corporation any Confidential Information obtained or learned by Executive during the course of his employment with Employer, with regard to the operational, financial, business or other affairs and activities of Employer, their officers, directors or employees and the entities with which they have business relationships, except (i) as may be necessary to the performance of Executive’s duties with Employer, (ii) with Parent’s express written consent, (iii) to the extent that any such information is in the public domain other than as a result of Executive’s breach of any of obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and, in such event, Executive shall cooperate with Employer in attempting to keep such information confidential.

(c)                                  During Executive’s employment with Employer and for eighteen (18) months after his termination of employment for any reason (the “Restricted Period”),

                                                Executive, without the prior written permission of Parent, shall not, directly or indirectly, (i) enter into the employ of or render any services to any person, engaged in a Competitive Business; or (ii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, member, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity.   This paragraph 6(c) shall not prevent Executive from owning common stock in a publicly traded corporation which owns or manages a casino provided Executive does not take an active role in the ownership or management of such corporation and his ownership interest represents less than 3% of the voting securities and/or economic value of such corporation.

(d)                                 By executing this Agreement, Executive acknowledges that he understands that Employer’s ability to operate its business depends upon its ability to attract and retain skilled people and that Employer has and will continue to invest substantial resources in training such individuals.  Therefore, during the Restricted Period, Executive shall not, without the prior written permission of the Parent, directly or indirectly solicit, employ or retain, or have or cause any other person or entity to solicit, employ or retain, any person who is employed or is providing personal services to the Employer.

(e)                                  By executing this Agreement, Employee acknowledges that Executive understands that Employer’s ability to operate its business depends upon its ability to attract and retain vendors and patrons.  Therefore, during the Restricted Period, Executive shall not, directly or indirectly, solicit, contact, interfere with, or endeavor to entice away from Employer any of its current or potential patrons or any such persons or entities that were patrons of Employer within the one year period immediately prior to Executive’s termination of employment.  Executive further agrees that, during the Restricted Period, Executive shall not, directly or indirectly, endeavor to entice away from Employer any of its current or potential vendors or any such persons or entities that were vendors of Employer within the one year period immediately prior to Employee’s termination of employment.

(f)                                    Executive acknowledges and agrees during his employment and for all time thereafter that he will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Employer and its officers, directors, employees, affiliates, or agents thereof in either a professional or personal manner.  Employer acknowledges and agrees that during Executive’s employment and for all time thereafter, Employer will not defame or publicly criticize Executive either in a professional or personal manner, except as may be necessary to defend the Employer from comments made by or on behalf of Executive.

(g)                                 If Executive commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 6 of the Agreement, Employer shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to Employer are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to Employer and that money damages will not provide an adequate remedy to Employer.  Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer at law or in equity.  Accordingly, Executive consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement.

(h)                                 If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Executive and Employer agree that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

7.             Miscellaneous.

(a)                                  Executive agrees that during the term of this Agreement unless earlier terminated, he will commit his full time and energies to the duties imposed hereby; provided, that, with the prior written approval of the Board, Executive may expend as much of his personal time on his own ventures or investments, so long as: (i) such time is not substantial and does not interfere with his ability to perform his duties hereunder; (ii) such activities do not compete or conflict with the business of Employer or create a personal conflict of interest to Executive and (iii) such venture or investment does not transact any business with Employer without prior disclosure to, and approval by, the Board.

(b)                                 Executive represents to Employer that there are no restrictions or agreements to which he is a party which would be violated by his execution of this Agreement and his employment hereunder.

(c)                                  No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Parent, and such waiver is set forth in writing and signed by the party to be charged.  No waiver by any party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  The respective rights and obligations of the parties hereunder of this Agreement shall survive Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(d)                                 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

(e)                                  Except as provided in paragraph 6(g) of this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Niagara Falls, New York in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in the United States District Court for the Western District of New York.  The parties agree that the only remedies available to Executive under this Agreement are those that are set forth in paragraph 5 and the arbitrator shall have no authority to award any other damages, including, without limitation, punitive and/or compensatory damages.

(f)                                    For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

________________________

________________________

________________________

If to the Parent:

310 4th Street
P.O. Box 77
Niagara Falls, New York (Seneca Nation Territory) 14303

Attn:  General Counsel

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(g)                                 The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(h)                                 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(i)                                     Except as otherwise provided herein, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.  Except as otherwise provided herein, the Original Employment Agreement and any other prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

(j)                                     All payments hereunder shall be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation.

(k)                                  The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

8.             Waiver of Sovereign Immunity.

(a)                                  The Parent grants a waiver of its sovereign immunity from suit exclusively to Executive (and his estate in the event of his death) for the purpose of enforcing this Agreement, or permitting or compelling arbitration and other remedies as provided herein.  This waiver is solely for the benefit of the aforesaid parties and for no other person or entity.  For this limited purpose, the Parent consents to be sued solely with respect to the enforcement of any decision by an arbitrator relating to this Agreement as provided in paragraph 7(e) of this Agreement in the United States District Court for the Western District of New York.

(b)                                 The Parent hereby waives any requirement of exhaustion of tribal remedies, and agrees that it will not present any affirmative defense in any dispute based on any alleged failure to exhaust such remedies.  Without in any way limiting the generality of the foregoing, the Parent expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including, without limitation, repossessing any property and equipment subject to a security interest or otherwise giving effect to any judgment entered; provided, however that the Parent does not hereby waive the defense of sovereign immunity with respect to any action by third parties.

(c)                                  The Parent’s waiver of immunity from suit is irrevocable and specifically limited to the remedies provided in paragraph 5 of this Agreement regarding liquidated damages.  Any monetary award related to any such action shall be satisfied solely from the net income of the Parent.

(d)                                 Notwithstanding anything in this Agreement to the contrary, this waiver is to be interpreted in a manner consistent with the Parent’s ability to enter into this Agreement, including, without limitation, this paragraph 8, as provided in the Charter of the Parent, as it may be amended from time to time.  Accordingly, the Nation shall not be liable for the debts or obligations of the Parent, and the Parent shall have no power to pledge or encumber the assets of the Nation.  Furthermore, this paragraph 8 does not constitute a waiver of any immunity of the Nation or a delegation to the Parent of the power to make any such waiver. This paragraph 8 shall be strictly construed with a view toward protecting the Nation’s assets from the reach of creditors and others.

[Remainder of Page Intentionally Left Blank]

Execution Copy

EXECUTED, as of the date first written above.

SENECA GAMING CORPORATION

By
Name: Barry E. Snyder, Sr.
Title: Chairman of the Board of Directors

EXECUTIVE

By
Name: E. Brian Hansberry

Execution Copy

Exhibit A

Form of Release

See Attached.

MUTUAL RELEASE OF ALL CLAIMS

Release of Claims by Executive.

It is understood and agreed by the Seneca Gaming Corporation (the “Company”), a governmental instrumentality of the Seneca Nation of Indians of New York, and ___________________ (“Executive”), that in consideration of the mutual promises and covenants contained in this general release of all claims (the “Release Agreement”), Executive, on behalf of Executive and Executive’s agents, representatives, administrators, receivers, trustees, estates, heirs, devisees, assignees, legal representatives, and attorneys, past or present (as the case may be), hereby irrevocably and unconditionally releases, discharges, and acquits all the Released Parties (as defined below) from any and all claims, promises, demands, liabilities, contracts, debts, losses, damages, attorneys’ fees and causes of action of every kind and nature, known and unknown, up to and including the Effective Date (as defined below), provided, however, that any claims arising after the Effective Date from the then present effect of acts or conduct occurring on or before the Effective Date shall be deemed released under this agreement, including but not limited to causes of action, claims or rights arising out of, or which might be considered to arise out of or to be connected in any way with (i) Executive’s employment or service with the Company and, to the extent applicable, a Released Party, or the termination thereof; (ii) the Employment Agreement dated as of _______________ between the Company and Executive, or the termination thereof; (iii) any treatment of Executive by any of the Released Parties, which shall include, without limitation, any treatment or decisions with respect to hiring, placement, promotion, discipline, work hours, demotion, transfer, termination, compensation, performance review, or training; (iv) any statements or alleged statements by the Company or any of the Released Parties regarding Executive, whether oral or in writing; (v) any damages or injury that Executive may have suffered, including without limitation, emotional or physical injury, compensatory damages, or lost wages; (vi) employment discrimination, which shall include, without limitation, any individual or class claims of discrimination on the basis of age, disability, sex, race, religion, national origin, citizenship status, marital status, sexual preference, or any other basis whatsoever; or (vii) all such other claims that Executive could assert against any, some, or all of the Released Parties in any forum, whether such claims are known or unknown, accrued or unaccrued, liquidated or contingent, direct or indirect.

Said release shall be construed as broadly as possible and shall also extend to release the Released Parties, without limitation, from any and all claims that Executive has alleged or could have alleged, whether known or unknown, accrued or unaccrued, against any Released Party for violation(s) of any of the following, to the extent applicable:  the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Civil Rights Act of 1991; Sections 1981-1988 of Title 42 of the United States Code; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, as amended; the Immigration Reform Control Act, as amended; the Americans with Disabilities Act of 1990, as amended; the Fair Labor Standards Act, as amended; the Occupational Safety and Health Act, as amended; the New York Human Rights

Law; the New York City Human Rights Law; the New York Labor Law; the New York Whistleblower Protection Law; the New York Wage and Hour Laws; the New York City Administrative Code; any other tribal, federal, state, or local law or ordinance; any public policy, whistleblower, contract, tort, or common law; and any demand for costs or litigation expenses, including but not limited to attorneys’ fees.

The term “Released Parties” or “Released Party” as used herein shall mean and include: the Company and the Company’s parents, subsidiaries, affiliates, and all of their predecessors and successors (collectively, the “Released Entities”), and with respect to each such Released Entity, all of its former, current, and future officers, directors, agents, representatives, employees, servants, owners, shareholders, partners, joint venturers, attorneys, insurers, administrators, and fiduciaries, and any other persons acting by, through, under, or in concert with any of the persons or entities listed herein.

Pursuant to the Older Workers Benefit Protection Act of 1990, Executive understands and acknowledges that by executing this Release Agreement and releasing all claims against any of the Released Parties, Executive has waived any and all rights or claims that Executive has or could have against any Released Party under the Age Discrimination in Employment Act, which includes any claim that any Released Party discriminated against Executive on account of Executive’s age.  Executive also acknowledges the following:

(a)                                  The Company, by this written Release Agreement, has advised Executive to consult with an attorney prior to executing this Release Agreement;

(b)                                 This Release Agreement does not include claims arising after the Effective Date, provided, however, that any claims arising after the Effective Date from the then present effect of acts or conduct occurring on or before the Effective Date shall be deemed released under this Release Agreement;

(c)                                  The Company has provided Executive the opportunity to review and consider this Release Agreement for twenty-one (21) days from the date Executive receives this Release Agreement.  At Executive’s option and sole discretion, Executive may waive the twenty-one (21) day review period and execute this Release Agreement before the expiration of twenty-one (21) days.  If Executive elects to waive the twenty-one (21) day review period, Executive acknowledges and admits that Executive was given a reasonable period of time within which to consider this Release Agreement and Executive’s waiver is made freely and voluntarily, without duress or any coercion by any other person; and

(d)                                 Executive may revoke this Release Agreement within a period of seven (7) days after execution of the agreement.  Executive agrees that any such revocation is not effective unless it is made in writing and delivered to the Company, to the attention of the General Counsel of the Seneca Gaming Corporation, 310 Fourth Street, Niagara Falls, New York (Seneca Nation Territory) 14303, by the end of the seventh (7th) calendar day.  Under any such valid revocation, Executive shall not be entitled to any benefits under this Release Agreement and this Release Agreement shall become null and void.  This Release Agreement becomes effective on the eighth (8th) calendar day after it is executed by both parties (the “Effective Date”).

Executive confirms that no claim, charge, or complaint against any of the Released Parties, brought by Executive, exists before any federal, state, or local court or administrative agency.  Executive hereby waives Executive’s right to accept any relief or recovery, including costs and attorney’s fees, from any charge or complaint before any federal, state, or local court or administrative agency against any of the Released Parties, except as such waiver is prohibited by law.

Executive agrees that Executive will not, unless otherwise prohibited by law, at any time hereafter, participate in as a party, or permit to be filed by any other person on  Executive’s behalf or as a member of any alleged class of persons, any action or proceeding of any kind, against the Released Parties or any past, present or future employee benefit and/or pension plans or funds of the Released Entities with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Release Agreement.  Executive further agrees that Executive will not seek or accept any award or settlement from any source or proceeding with respect to any claim or right covered by this paragraph or by the Release Agreement and that this Release Agreement shall act as a bar to recovery in any such proceedings.

Executive agrees that neither this Release Agreement nor the furnishing of the consideration for the general release set forth in this Release Agreement shall be deemed or construed at any time for any purpose as an admission by the Released Parties of any liability or unlawful conduct of any kind.  Executive further acknowledges and agrees that the consideration provided for herein is adequate consideration for Executive’s obligations under this Release Agreement.

Release of Claims by Company.

Subject to the provisions of this Release Agreement and subject to Executive not exercising Executive’s revocation rights hereunder, the Company hereby irrevocably and unconditionally releases, waives and fully and forever discharges Executive, from and against any and all claims, liabilities, obligations, covenants, rights, demands and damages of any nature whatsoever, whether known or unknown, anticipated or unanticipated, arising from, by reason of or in any way related to any transaction, event or circumstance which occurred or existed prior to and including the date of this Release Agreement arising out of or in any way related to Executive’s employment with the Company and, to the extent applicable, a Released Party, or the termination thereof.  Notwithstanding the provisions of this paragraph, nothing in this waiver or release shall be construed to constitute any release or waiver by the Company of its rights or claims against Executive arising out of any intentional or willful misconduct or fraudulent or criminal acts engaged in by Executive while in the course of Executive’s employment or service.

Miscellaneous.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Seneca Nation of Indians.  If any provision of the Release Agreement other than the general release set forth above, is declared legally or factually invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable to any extent or in any application, then such provision immediately shall become null and void, leaving the remainder of this Release Agreement in full force and effect.  If any portion of the general release set forth in this Release Agreement is declared to be unenforceable by a court of competent jurisdiction in any action in which Executive participates or joins, Executive agrees that all consideration paid to Executive under this Release Agreement shall be offset against any monies that Executive may receive in connection with any such action.

This Release Agreement sets forth the entire agreement between Executive and the Released Parties and it supersedes any and all prior agreements or understandings with respect to the subject matter hereof, whether written or oral, between the parties, except as otherwise specified in this Release Agreement.  Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to her in connection with Executive’s decision to sign this Release Agreement, except for those set forth in this Release Agreement.

This Release Agreement may not be amended except by a written agreement signed by both parties, which specifically refers to this Release Agreement.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE CAREFULLY HAS READ THIS RELEASE AGREEMENT; THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO THOROUGHLY DISCUSS ITS TERMS WITH COUNSEL OF EXECUTIVE’S CHOOSING; THAT EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND ITS FINAL AND BINDING EFFECT; THAT THE ONLY PROMISES MADE TO SIGN THIS RELEASE AGREEMENT ARE THOSE STATED AND CONTAINED IN THIS RELEASE AGREEMENT; AND THAT EXECUTIVE IS SIGNING THIS RELEASE AGREEMENT KNOWINGLY AND VOLUNTARILY.  EXECUTIVE STATES THAT EXECUTIVE IS IN GOOD HEALTH AND IS FULLY COMPETENT TO MANAGE EXECUTIVE’S BUSINESS AFFAIRS AND UNDERSTANDS THAT EXECUTIVE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS RELEASE AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, Executive has executed this Release Agreement as of the date set forth below.

EXECUTIVE

By:
Name:
Date:

Sworn to and subscribed before me
this ___ day of _____________, 20___.

_____________________________

                 Notary Public

ACCEPTED AND ACKNOWLEDGED BY
SENECA GAMING CORPORATION

By:
Name:
Title:
Date: